                                                                      Exhibit C
                                 TENDER OFFER

                                      for

                          all of the Ordinary Shares

                   represented by American Depositary Shares

                                      of

                             TERRA NETWORKS, S.A.

                                      by

                               TELEFONICA, S.A.

                                      for

              cash in the amount of the U.S. dollar equivalent of
                    Euro 05.25 per Ordinary Share tendered

              THE TENDER OFFER COMMENCES ON MONDAY, JUNE 23, 2003

              --------------------------------------------------

           THE TENDER OFFER WILL EXPIRE AT 6:00 P.M., NEW YORK CITY
                       TIME, ON WEDNESDAY, JULY 23, 2003
                      UNLESS THE TENDER OFFER IS EXTENDED

 ----------------------------------------------------------------------------

                    NO WITHDRAWAL RIGHTS WILL BE AVAILABLE

                 ALL TENDERS ARE UNCONDITIONAL AND IRREVOCABLE

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To Our Clients:

Enclosed for your consideration is the Prospectus for the Take-Over Bid Launched by Telefonica, S.A. for Terra Networks, S.A., authorized by the Comision Nacional del Mercado de Valores of Spain ("CNMV") on June 19, 2003 and dated June 18, 2003 (the "Prospectus") relating to the offer by Telefonica, S.A., a company organized under the laws of the Kingdom of Spain ("Telefonica" or the "Company") to purchase all of the outstanding ordinary shares, par value Euro 02.00 per share (the "Terra Shares"), including Terra Shares represented by American Depositary Shares (the "Terra ADSs"), of Terra Networks, S.A., a company organized under the laws of the Kingdom of Spain ("Terra"), each Terra ADS representing one Terra Share, for cash in the amount, without interest, of the U.S. dollar equivalent of Euro 05.25 (after deduction of applicable fees, taxes and expenses, including, without limitation, the fees payable to the depositary bank for the Terra ADSs in connection with the cancellation of Terra ADSs and delivery of the Terra Shares represented thereby, in an amount not exceeding U.S. $0.04 per Terra ADS cancelled) for each outstanding Terra Share represented by a Terra ADS tendered, in each case upon the terms and subject to the conditions set forth in the Prospectus (the "Tender Offer").

We hold Terra ADSs for your account. A tender of Terra Shares represented by such Terra ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all of the Terra Shares represented by Terra ADSs we hold for your account pursuant to the terms and conditions of the Prospectus. Instructions with respect to the Tender Offer are enclosed. The enclosed Letter of Transmittal is furnished to you for your information only and may not be used by you to tender the Terra Shares represented by your Terra ADSs.

Please note the following:

1. The Tender Offer will expire at 6:00 P.M., New York City time, on Wednesday, July 23, 2003 (the "Expiration Date"), unless the Tender Offer is extended. If you wish to tender the Terra Shares represented by your Terra ADSs in the Tender Offer, please instruct us sufficiently in advance of the Expiration Date.

2. The Tender Offer is being made for all issued and outstanding Terra Shares, including Terra Shares represented by Terra ADSs. If you tender the Terra Shares represented by your Terra ADSs in the Tender Offer, you will receive in cash, without interest, the amount of the U.S. dollar equivalent of Euro
   05.25 (after deduction of applicable fees, taxes and expenses, including, without limitation, the fees payable to the depositary bank for the Terra ADSs in connection with the cancellation of Terra ADSs and delivery of the Terra Shares represented thereby, in an amount not exceeding U.S. $0.04 per Terra ADS cancelled) for each Terra Share represented by a Terra ADS validly tendered.

3. The Tender Offer is conditioned upon the valid tender of the number of Terra Shares which, taken together with the number of Terra Shares that Telefonica already owns, represents at least 75% of Terra's share capital.

4. No withdrawal rights will be available in the Tender Offer. All tenders of Terra Shares represented by Terra ADSs are unconditional and irrevocable.

5. As of the date of the Prospectus, Terra's board of directors has not yet stated its position with respect to the Tender Offer. The laws of the Kingdom of Spain, however, require Terra's board of directors to state its position with respect to the Tender Offer within ten days after receipt of notice from the CNMV of its authorization of the Tender Offer.

6. Depending on the results of the Tender Offer, Telefonica may choose to delist the Terra ADSs from the Nasdaq National Market. Additionally, if after the Tender Offer the Terra ADSs fail to meet the requirements to remain listed on Nasdaq, Nasdaq may require Telefonica to delist the Terra ADSs.

7. Notwithstanding any other provision of the Tender Offer, delivery of cash consideration for Terra Shares, including Terra Shares represented by Terra ADSs, accepted for tender under the Tender Offer will in all cases be commenced on behalf of the Company by Citibank, N.A., as tender agent (the "Tender Agent"), under the Tender Offer within four business days after receipt by the Tender Agent of the Euro cash consideration from the Company, which will be converted into U.S. dollars at the applicable conversion rate available at that time in the open market.

8. If you tender the Terra Shares represented by your Terra ADSs you may be obligated to pay the fees or commissions of your broker or custodian. Terra will not pay any stock transfer taxes applicable to its purchase of Terra ADSs pursuant to the Tender Offer.

9. Georgeson Shareholder has been appointed as information agent (the "Information Agent") by the Company for the Tender Offer. Any questions you may have with respect to the ways in which Terra Shares may be tendered in the form of Terra ADSs in the Tender Offer should be directed to the Information Agent at (800) 249-1370.

The Prospectus and related information concerning the Tender Offer, Telefonica and Terra have been, and any updates disseminated in Spain will be, furnished to the U.S. Securities and Exchange Commission (the "SEC"), and will be available from the SEC at its web site, www.sec.gov. The Tender Offer qualifies for the so-called "Tier I Exemption" under Rule 14d-1(c) of the Securities Exchange Act of 1934 and is therefore exempt from many of the requirements of the U.S. securities laws. Accordingly, the Prospectus does not include all of the information that would have been included had the exemption not applied.

For United States federal income tax purposes, it is not clear on what date a holder selling Terra ADSs pursuant to the Tender Offer will be treated as having made such sale. In certain circumstances, a tendering holder may be treated as having sold his Terra ADSs on a date prior to payment of cash consideration for the Terra ADSs. In such a case, the holder may recognize exchange gain or loss (as defined in Section 988 of the Internal Revenue Code) when he receives cash consideration for his Terra ADSs, which exchange gain or loss will be an ordinary gain or loss regardless of whether the holder held his Terra ADSs as a capital asset. Holders should consult their tax advisors regarding the United States federal income tax consequences to them of selling Terra ADSs pursuant to the Tender Offer.

Holders who have a gain on the sale of their Terra ADSs in the Tender Offer should consult their tax advisors as to whether they must pay Spanish tax on the gain. In general, in the case of holders that are entitled to the benefits of the United States' or another country's income tax treaty with Spain, any gain from the sale of Terra ADSs in the Tender Offer will be exempt from Spanish tax, although holders should consult their own advisors regarding the requirements to benefit from such exemption and the application of those requirements in the holders' own particular circumstances. A holder who has a gain will be required under Spanish law to file a form with the Spanish tax authorities reporting his gain, even if he is not required to pay any Spanish tax on the gain. Penalties of up to Euro 901.52 can be imposed for failure to file this form.

If you wish us to tender any or all of the Terra Shares represented by the Terra ADSs we hold for your account, please so instruct us by completing, executing, detaching and returning to us the instructions with respect to the Tender Offer enclosed herein. Under the terms of the Tender Offer, unless you instruct us otherwise, if you authorize the tender of the Terra Shares represented by your Terra ADSs, all the Terra Shares represented by the Terra ADSs held in your account will be tendered. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender the Terra Shares represented by the Terra ADSs to the Tender Agent on your behalf prior to the Expiration Date, initially set for 6:00 P.M., New York City time, on Wednesday, July 23, 2003.

================================================================================
                         INSTRUCTIONS WITH RESPECT TO

                               THE TENDER OFFER

                                      for

                          all of the Ordinary Shares

                   represented by American Depositary Shares

                                      of

                             TERRA NETWORKS, S.A.

                                      by

                               TELEFONICA, S.A.

                                      for

              cash in the amount of the U.S. dollar equivalent of
                                Euro 05.25 per
                            Ordinary Share tendered

The undersigned acknowledge(s) receipt of (i) your letter and (ii) the Prospectus for the Take-Over Bid Launched by Telefonica, S.A. for Terra Networks, S.A., dated June 18, 2003 (the "Prospectus"), in connection with the offer (the "Tender Offer") by Telefonica, S.A., a company organized under the laws of the Kingdom of Spain ("Telefonica" or the "Company"), to purchase all of the outstanding ordinary shares, par value Euro 02.00 per share (the "Terra Shares"), of Terra Networks, S.A., a company organized under the laws of the Kingdom of Spain ("Terra"), including Terra Shares represented by American Depositary Shares (the "Terra ADSs") for cash, without interest, in the amount of the U.S. dollar equivalent of Euro 05.25 (after deduction of applicable fees, taxes and expenses, including, without limitation, the fees payable to the depositary bank for the Terra ADSs in connection with the cancellation of Terra ADSs and delivery of the Terra Shares represented thereby in an amount not exceeding U.S. $0.04 per Terra ADS cancelled) for each Terra Share represented by a Terra ADS validly tendered, in each case, upon the terms and subject to the conditions set forth in the Prospectus.

The undersigned hereby unconditionally and irrevocably instructs you to tender to the Company (through Citibank, N.A., as Tender Agent) the amount specified below of Terra Shares represented by Terra ADSs held on behalf of the undersigned which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus.

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
             Total Number of Terra Shares Represented by Terra ADSs to be
             Tendered*:

             Date: ________________________________________________


                                   SIGN HERE

                           Signature(s):

                           Print Name(s):

                           Print Address(es):



                           Area Code and Telephone
                           Number(s):


                           Taxpayer Identification
                           or Social Security
                           Number(s):



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By executing and delivering this instruction letter, the undersigned acknowledges that it is tendering all Terra Shares represented by the Terra ADSs referenced in this letter.
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*  Unless we receive specific instructions as to the number of Terra Shares represented by the Terra ADSs to be tendered in the Tender Offer, if you instruct us to tender the Terra Shares represented by your Terra ADSs in the Tender Offer all of the Terra Shares represented by the Terra ADSs held by us for your account will be tendered.